Exhibit 14
                                 Consent of PWC

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement on Form N-14 of our report dated February 16, 2006 relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of Phoenix-Engemann Small-Cap Growth Series, Phoenix-Kayne Small-Cap Quality Value Series and Phoenix-Alger Small-Cap Growth Series, each a series of The Phoenix Edge Series Fund, which is also incorporated by reference into the Prospectus/Proxy Statement. We also consent to the references to us under the headings "Financial Statements and Experts" and "Forms of Agreement and Plans of Reorganization" in such Prospectus/Proxy Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
September 1, 2006